CORNISH & CAREY COMMERCIAL

                              ONCOR INTERNATIONAL
                                   SUBLEASE



Sublessor:          JetFax, Inc.        Subject Property: 2880 Zanker Road,
                                                          Suites 204-204A
                                                          San Jose, CA 95134


Sublessee:          Silicon Valley Group, Inc.      Date:     April 1, 1998


1.     Parties:
This Sublease is made and entered into as of April 1, 1998, by and between JetFax, Inc. ("Sublessor"), and Silicon Valley Group, Inc. ("Sublessee"), under the Master Lease dated November 1, 1995 between Spieker Properties, LP, successor and interest to Metropolitan Life Insurance Company, as "Lessor" and Sublessor under this Sublease as "Lessee" and as further modified by the Amendment dated September 17, 1996. A copy of the Master Lease and the Amendment is attached hereto as Exhibit A and incorporated herein by this reference.

2.     Provisions Constituting Sublease:

      2.1 This Sublease is subject to all of the terms and conditions of the Master Lease. Sublessee hereby assumes and agrees to perform all of the obligations of "Lessee" under the Master Lease to the extent said obligations apply to the Subleased Premises and Sublessee's use of the Common Areas, except as specifically set forth herein. Sublessor hereby agrees to cause Lessor under the Master Lease to perform all of the obligations of Lessor thereunder to the extent said obligations apply to the Subleased Premises and Sublessee's use of the Common Areas. Sublessee shall not commit or permit to be committed on the Subleased Premises or on any other portion of the Project any act or omission, which violates any term, or condition of the Master Lease. Except to the extent waived or consented to in writing by the other party or parties hereto who are affected thereby, neither of the parties hereto will, by renegotiation of the Master Lease, assignment, subletting, default or any other voluntary action, avoid or seek to avoid the observance or performance of the terms to be observed or performed hereunder by such party, but will at all times in good faith assist in carrying out all the terms of this Sublease and in taking all such action as may be necessary or appropriate to protect the rights of the other party or parties hereto who are affected thereby against impairment. Nothing contained in this Section 2.1 or elsewhere in this Sublease shall prevent or prohibit Sublessor (a) from exercising its right to terminate the Master Lease pursuant to the express terms thereof or (b) from assigning its interest in this Sublease or subletting the Premises to any other third party.

      2.2 All of the terms and conditions contained in the Master Lease are incorporated herein, except as specifically provided below, and the terms and conditions specifically set forth in this Sublease and the Addendum hereto, shall constitute the complete terms and conditions of this Sublease, except the following paragraphs of the Master Lease which shall solely be the obligation of Sublessor: Lease Date, Lessor, Lessee, Term, Rent, Security Deposit and Broker from the Basic Lease Provisions; sections 2, 4, 5, 6, 7, 16, 19,

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 29(b), 34(b), 35, 39(j) and Exhibit C of the Master Lease, and all
provisions of the Amendment except for the provision extending the term of the Master Lease.

3. Subleased Premises and Rent:

      3.1 Subleased Premises:
Sublessor leases to Sublessee and Sublessee leases from Sublessor the Subleased Premises upon all of the terms, covenants and conditions contained in this Sublease. The Subleased Premises consist of approximately 6,068 square feet, located at 2880 Zanker Road, Suites 204-204A, San Jose, California 95134.

      3.2 Rent.
Sublessee shall pay to Sublessor as Rent for the Subleased Premises the sum of Fourteen Thousand Two Hundred fifty-nine and 80/100 Dollars ($14,259.80) per month, without deductions, offset, prior notice or demand. It is understood by the parties hereto that the Subleased Premises are being subleased to Sublessee on a gross/full service basis and that Sublessee shall not be liable for the payment of any costs or expenses relating to Operating Expenses. Taxes, Insurance, Utilities or repairs (as those terms are used and defined in the Master Lease), except as specifically set forth in those sections of the Master Lease incorporated herein pursuant to paragraph 2.2 of this Sublease. Rent shall be payable by Sublessee to Sublessor in consecutive monthly installments on or before the first day of each calendar month during the Sublease Term. If the Sublease commencement date or the termination date of the Sublease occurs on a date other than the first day or the last day, respectively, of a calendar month, then the Rent for such partial month shall be prorated and the prorated Rent shall be payable on the Sublease commencement date or on the first day of the calendar month in which the Sublease termination date occurs, respectively.

      3.3 Security Deposit:
In addition to the Rent specified above, Sublessee shall pay to Sublessor an equivalent of one month's rent as a non-interest bearing Security Deposit. In the event Sublessee has performed all of the terms and conditions of this Sublease during the term hereof, Sublessor shall return to Sublessee, within ten days after Sublessee has vacated the Subleased Premises, the Security Deposit less any sums due and owing to Sublessor.

4.  Rights of Access and Use:

      4.1 Use:
Sublessee shall use the Subleased Premises only for those purposes permitted in the Master Lease, unless Sublessor and Master Lessor consent in writing to other uses prior to the commencement thereof.

5.Sublease Term:

      5.1 Sublease Term:
The Sublease Term shall be for the period commencing on the date of Landlord's approval, and continuing through November 18, 1999. In no event shall the Sublease Term extend beyond the Term of the Master Lease.

      5.2 Inability to Deliver Possession:
In the event Sublessor is unable to deliver possession of the Subleased Premises at the commencement of the term, Sublessor shall not be liable for any damage caused thereby, nor shall this Sublease be void or voidable but Sublessee shall not be liable for Rent until such time as Sublessor offers to deliver possession of the Subleased Premises to Sublessee, but the term hereof shall not be extended by such delay. If Sublessee, with Sublessor's consent, takes possession prior to commencement of the term, Sublessee shall do so subject to all the covenants and conditions hereof and shall pay Rent for the period ending with the commencement of the term at the same rental as that prescribed for the first month of the term prorated at the rate of 1/30th thereof

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per day. In the event Sublessor has been unable to deliver possession of the
Subleased Premises within 30 days from the commencement date, Sublessee, at Sublessee's option, may terminate this Sublease.

6. Notices:
All notices, demands, consents and approvals which may or are required to be given by either party to the other hereunder shall be given in the manner provided in the Master Lease, at the addresses shown on the signature page hereof. Sublessor shall notify Sublessee of any Event of Default under the Master Lease, or of any other event of which Sublessor has actual knowledge which will impair Sublessee's ability to conduct its normal business at the Subleased Premises, as soon as reasonably practicable following Sublessor's receipt of notice from the Lessor of an Event of Default or actual knowledge of such impairment. If Sublessor terminates the Master Lease, Sublessor shall so notify Sublessee by giving at least 30 days notice prior to the effective date of such termination.

7. Broker Fee:
Upon execution of the Sublease, Sublessor shall pay Cornish & Carey Commercial, a licensed real estate broker, fees set forth in a separate agreement between Sublessor and Broker ("Commission"). Any fees due and owing to Sublessee's broker, David Jonas of BT Commercial, shall be paid out of the Commission by agreement between the brokers. Sublessee shall have no liability or responsibility for the payment of any broker's fees arising out of this Sublease.

8. Compliance With Americans With Disabilities Act:
Sublessee shall be responsible for the installation and cost of any and all improvements, alterations or other work required on or to the Subleased Premises or to any other portion of the property and/or building of which the Subleased Premises are a part, required or reasonably necessary because of: (1) Sublessee's use of the Subleased Premises or any portion thereof;
(2) the use by a Sublessee by reason of assignment or sublease; or (3) both, including any improvements, alterations or other work required under the Americans With Disabilities Act of 1990. Compliance with the provisions of this Section 8 shall be a condition of Sublessor granting its consent to any assignment or Sublease of all or a portion of this Sublease and the Subleased Premises described in this Sublease.

9. Compliance With Nondiscrimination Regulations:
It is understood that it is illegal for Sublessor to refuse to display or sublease the Subleased Premises, or to assign, surrender or sell the Master Lease, to any person because of race, color, religion, national origin, sex, sexual orientation, marital status or disability.

10. Toxic Contamination Disclosure:
Sublessor and Sublessee each acknowledge that they have been advised that numerous federal, state, and/or local laws, ordinances and regulations ("Laws") affect the existence and removal, storage, disposal, leakage of and contamination by materials designated as hazardous or toxic, or in any way a danger to human health or the environment ("Toxics"). Many materials, some utilized in everyday business activities and property maintenance, are designated as hazardous or toxic.

Some of the Laws require that Toxics be removed or cleaned up by landowners, future landowners or former landowners without regard to whether the party required to pay for "clean up" caused the contamination, owned the property at the time the contamination occurred or even knew about the contamination. Some items, such as asbestos or PCBs, which were legal when installed, now are classified as Toxics, and are subject to removal requirements. Civil lawsuits for damages resulting from Toxics may be filed by third parties in certain circumstances.

Sublessor and Sublessee each acknowledge that Broker has no specific expertise with respect to environmental assessment or physical condition of the Subleased Premises, including, but not limited to,


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matters relating to: (i) problems which may be posed by the presence or disposal of hazardous or toxic substances on or from the Subleased Premises,
(ii) problems which may be posed by the Subleased Premises being within the Special Studies Zone as designated under the Alquist-Priolo Special Studies Zone Act (Earthquake Zones), Section 2621-2630, inclusive of California Public Resources Code, and (iii) problems which may be posed by the Subleased Premises being within a HUD Flood Zone as set forth in the U.S. Department of Housing and Urban Development "Special Flood Zone Area Maps," as applicable.

Sublessor and Sublessee each acknowledge that Broker has not made an independent investigation or determination of the physical or environmental condition of the Subleased Premises, including, but not limited to, the existence or nonexistence of any underground tanks, sumps, piping, toxic or hazardous substances on the Subleased Premises. Sublessee agrees that it will rely solely upon its own investigation and/or the investigation of professionals retained by it or Sublessor, and neither Sublessor nor Sublessee shall rely upon Broker to determine the physical and environmental condition of the Subleased Premises or to determine whether, to what extent or in what manner, such condition must be disclosed to potential sublessees, assignees, purchasers or other interested parties.

11. Rent Abatement and Damages to Personal Property:
In the event Sublessor, pursuant to the terms of the Master Lease, is entitled to and receives rent abatement, then to the extent such rent abatement affects the subleased premises, Sublessee shall be entitled to rent abatement in an amount that the net rentable area of the subleased premises bears to the total net rentable area of the Master Lease, and only to the extent any such abatement applies to the sublease term. In addition, any amounts paid or credited to Sublessor under the terms of the Master Lease for damage to personal property shall be credited to Sublessee, subject to the same limitations set forth above.


Sublessor: JETFAX, INC.

By: /s/ HANS C. HARTMANN                        Date: April 9, 1998
    ---------------------------------                ----------------------
Sublessee: SILICON VALLEY GROUP, INC.

By: /s/ RUSSELL T. WEINSTEIN                    Date: April 7, 1998
    ---------------------------------                 ----------------------

NOTICE TO SUBLESSOR AND SUBLESSEE: CORNISH & CAREY COMMERCIAL, IS NOT AUTHORIZED TO GIVE LEGAL OR TAX ADVICE; NOTHING CONTAINED IN THIS SUBLEASE OR ANY DISCUSSIONS BETWEEN CORNISH & CAREY AND SUBLESSOR AND SUBLESSEE SHALL BE DEEMED TO BE A REPRESENTATION OR RECOMMENDATION BY CORNISH & CAREY COMMERCIAL, OR ITS AGENTS OR EMPLOYEES AS TO THE LEGAL EFFECT OR TAX CONSEQUENCES OF THIS DOCUMENT OR ANY TRANSACTION RELATING THERETO. ALL PARTIES ARE ENCOURAGED TO CONSULT WITH THEIR INDEPENDENT FINANCIAL CONSULTANTS AND/OR ATTORNEYS REGARDING THE TRANSACTION CONTEMPLATED BY THIS PROPOSAL.



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                           CORNISH & CAREY COMMERCIAL
                              ONCOR INTERNATIONAL


FIRST ADDENDUM TO SUBLEASE

THIS FIRST ADDENDUM TO SUBLEASE (THIS "ADDENDUM") IS BETWEEN JETFAX, INC. ("SUBLESSOR") AND SILICON VALLEY GROUP, INC. ("SUBLESSEE"), TO BE A PART OF THAT CERTAIN SUBLEASE OF EVEN DATE HEREWITH BETWEEN THE PARTIES HERETO (THE "SUBLEASE") CONCERNING SUITES 204 AND 204A, 2880 ZANKER ROAD, SAN JOSE, CALIFORNIA (THE "SUBLEASED PREMISES"). SUBLESSOR AND SUBLESSEE AGREE THAT, NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE SUBLEASE (OR THE MASTER LEASE INCORPORATED THEREIN), THE SUBLEASE IS HEREBY MODIFIED AND SUPPLE-MENTED AS SET FORTH BELOW.


1. Compliance with Laws:
Sublessee shall not be responsible for the payment of any costs or expenses required to bring the Subleased Premises into compliance with Laws, except to the extent that noncompliance first arises after the Commencement Date.

2(a). Indemnity:
Sublessor shall not be released or indemnified form, and shall indemnify, defend, protect and hold harmless Sublessee from, all damages, Liabilities, judgments, actions, claims, attorneys' fees, consultants' fees, payments, costs and expenses arising from the negligence or willful misconduct of Sublessor or its agents, contractors, licensees or invitees; Sublessor's violation of law; or a breach of Sublessor's obligations or representations under the Sublease and this Addendum.

2(b). Indemnity:
Sublessee shall not be released or indemnified from, and shall indemnify, defend, protect and hold harmless Sublessor from, all damages, liabilities, judgments, actions, claims, attorneys' fees, consultants' fees, payments, costs and expenses arising from the negligence or willful misconduct of Sublessee or its agents, contractors, licensees or invitees; Sublessee's violation of law; or a breach of Sublessee's obligations or representations under the Sublease and this Addendum.

3. Alterations:
Sublessor agrees and acknowledges that Sublessee intends to install two (2) security card readers at two entrance ways to the Subleased Premises and that Sublessor shall be installing additional fax and data cabling and wiring, as well as telephone switching, in the Subleased Premises ("Sublessee Improvements"). Sublessor hereby consents to the installation of the Sublessee Improvements subject to the approval of the Lessor. Sublessee shall have the right to and shall remove Sublessee Improvements from the Subleased Premises at the end of the Sublease Term. Subject to paragraph 4 below.

4. Surrender.
Sublessee shall only be required to surrender the Subleased Premises to Sublessor in as good a condition as received by Sublessee, reasonable wear and tear excepted.

5. Sublessor's Representations and Warranties:
As an inducement to Sublessee to enter into the Sublease, to the best of Sublessor's knowledge, Sublessor represents and warrants that the Master Lease is in full force and effect, and there exists under the Master Lease no default or event of default by either Lessor or Sublessor, nor has there occurred any event which,


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with the giving of notice or passage of time or both, could constitute such a default or event of default.

6. Authorization to Direct Sublease Payments: Sublessee shall have the right to pay all rent and other sums owing by Sublessee to Sublessor hereunder for those items which are also owed by Sublessor to Lessor under the Master Lease directly to Lessor if Sublessor has failed to make any payment required to be made by Sublessor to Lessor under the Master Lease and Sublessor fails to provide adequate proof of payment within two (2) business days after Sublessee's written demand requesting such proof.

7. Release from Liability for Toxics: Sublessor agrees to release and hold Sublessee harmless from any liabilities or costs of any kind or nature directly or indirectly arising out of or in connection with any Toxics present at any time on or about the Subleased Premises except to the extent that any of the foregoing actually and directly results from the actions of Sublessee or Sublessee's employees or agents on the Premises during the Sublease Term.

8. Lessor Approval:
In the event that the Lessor has not executed the approval letter on or before the fifteenth (15th) business day following Sublessee's execution of the Sublease, Sublessee shall have the right to terminate the Sublease and Addendum and the Sublease and Addendum shall be of no further force and effect.


IN WITNESS WHEREOF, said parties hereunto subscribe their names.

Sublessor: JETFAX, INC.

By: /s/ HANS C. HARTMANN                     Date: April 9, 1998
    ----------------------------                   ----------------------

Sublessee: SILICON VALLEY GROUP, INC.


By: /s/ RUSSELL T. WEINSTEIN                 Date: April 7, 1998
    ---------------------------------              ----------------------


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Spieker Properties
2860 Zanker Road
Suite 102
San Jose, CA 95134
(408) 434-0484
Fax (408) 434-6971

April 10, 1998

Mr. Hans Hartmann
JetFax, Inc.
1378 Willow Road
Menlo Park, CA 94025



RE:     Lease dated November 1, 1995 (and all subsequent amendments), between Spieker Properties, LP, a California limited partnership, successor-in-interest to Metropolitan Life Insurance Company, as Landlord, and JetFax, Inc., a Delaware corporation, as Tenant, for Premises known as 2880 Zanker Road, Suites 204 & 204A, San Jose, California.


Dear Hans:

Landlord hereby consents to the subleasing of the Premises to the proposed subtenant Silicon Valley Group, Inc., a Delaware corporation, ("Subtenant"). This consent shall not be construed as an indication of any review or approval of the sublease itself. Landlord's consent in no way obligates Landlord to Subtenant and in no way releases Tenant from Tenant's obligations under the Lease, and the Lease shall remain in full force and effect. The sublease shall in all respects be subject to the terms of the Lease.

 Per Paragraph 16b, fifty percent (50%) of the amount of any excess rent realized by Tenant over and above the Lease rental amount shall be paid to Landlord.

Sincerely,

/s/ JOSEPH D. RUSSELL, JR.

Joseph D. Russell, Jr.
Senior Vice President



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